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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in this Post-effective Amendment No. 2 to Form SB-2 Registration Statement of our report dated March 7, 2001, relating to the consolidated financial statements of SFBC International, Inc. and Subsidiaries and our report dated March 3, 2000, relating to the financial statements of Pharmaceutical Development Associates, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                                       KAUFMAN, ROSSIN & CO.



Miami, Florida
July 17, 2001